UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Talos Energy Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38497	82-3532642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 22, 2026, the Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) appointed Barbara J. Faulkenberry, Major General, U.S. Air Force (Retired), as a member of the Board, effective October 1, 2026. General Faulkenberry will serve as a director until her successor is duly elected and qualified, or if earlier, until her death, disability, resignation, disqualification or removal. General Faulkenberry's appointment will expand the Board to seven directors.

General Faulkenberry is a retired U.S. Air Force two-star general recognized for her leadership in global operations, logistics, strategy, and risk management. During a distinguished military career spanning more than 30 years, General Faulkenberry served in a variety of operational, strategic and command leadership roles throughout the United States and internationally from 1982 until her retirement in 2014.

General Faulkenberry served on the board of Callon Petroleum Company (formerly NYSE: CPE) from 2018 to April 2024 when it was acquired by APA Corporation. She also served on the boards of Target Hospitality Corp. (NASDAQ Capital Market: TH), a national provider of vertically integrated modular accommodation and hospitality services, from 2021 to 2023 and USA Truck Inc. (formerly NASDAQ Stock Market LLC: USAK), a publicly traded provider of trucking services, from 2016 to 2022 when it was acquired by DB Schenker.

General Faulkenberry received a Bachelor of Science from the United States Air Force Academy, a Master of Business Administration from Georgia College & State University, a Master of Airpower Art and Science from the School of Advanced Airpower Studies, and a Master of National Security from the National Defense University.

Committee assignments for General Faulkenberry have not yet been determined.

General Faulkenberry is not related to any officer or director of the Company. There are no arrangements or understandings between General Faulkenberry and any other person pursuant to which General Faulkenberry was selected as a director and there are no transactions between General Faulkenberry and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that General Faulkenberry satisfies the independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

Consistent with the Company's non-employee director compensation program, General Faulkenberry will be entitled to receive the Company's customary compensation for service on the Board. A description of the Company’s non-employee director compensation program is included in the Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2026 and such description is hereby incorporated by reference into this Item 5.02.

Director Indemnification Agreement

In connection with the appointment of General Faulkenberry to the Board, the Company will enter into a customary indemnification agreement (the “Indemnification Agreement”), substantially in the form previously approved by the Board and filed as Exhibit 10.12 to the Company’s Form 10-K, filed with the SEC on February 29, 2024. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release announcing General Faulkenberry’s appointment to the Board. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Indemnification Agreement (Directors and Officers) (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K (File No. 001-38497) filed with the SEC on February 29, 2024).
99.1	Press Release, dated September 23, 2026.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date:	September 24, 2026	By:	/s/ William S. Moss III
William S. Moss III Executive Vice President, General Counsel and Secretary